UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2014 (July 10, 2014)

AVANGARD CAPITAL GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184682	45-5507359
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2708 Commerce Way Suite 300, Philadelphia, PA	19154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 464-7300

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 10, 2014, Avangard Capital Group, Inc. (the “Company”) agreed to issue to Friedman Financial Group, LLC, a related party, 9,250,000 shares of its Common Stock, $0.0001 par value per share (the “Common Stock”), in exchange for $925. Simon Friedman, the Company’s CEO and Chairman of the Board, has voting and dispositive control over securities held by Friedman Financial Group, LLC.

On July 10, 2014, the Company agreed to issue to Jerry Kindrachuk 500,000 shares of its Common Stock in exchange for $50.

On July 10, 2014, the Company agreed to issue to Arkady “Eric” Rayz, a member of the Company’s Board of Directors, 9,000 shares of its Common Stock in exchange for services which were valued at $1.

On July 10, 2014, the Company agreed to issue to Robert Cornaglia, a member of the Company’s Board of Directors, 9,000 shares of its Common Stock in exchange for services which were valued at $1.

The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2014

AVANGARD CAPITAL GROUP INC.

By:	/s/ Simon Friedman
Name:	Simon Friedman
Title:	Chief Executive Officer

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